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                                                                       EXHIBIT 1

                             Joint Filing Agreement

         This will confirm the agreement by and between the undersigned that the
Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, $0.01 par value, of Ameristar Casinos, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ESTATE OF CRAIG H. NEILSEN

                                                               December 15, 2006

By: /s/ Ray H. Neilsen
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Name:  Ray H. Neilsen
Title: Co-Personal Representative

By: /s/ Gordon R. Kanofsky
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Name:  Gordon R. Kanofsky
Title: Co-Personal Representative


By: /s/ Ray H. Neilsen
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    Ray H. Neilsen, an Individual                              December 15, 2006



By: /s/ Gordon R. Kanofsky
    ----------------------------------------
    Gordon R. Kanofsky, an Individual                          December 15, 2006